UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2009

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, NRG Energy, Inc. (the "Company") announced certain changes to its management team. As part of these changes, Robert Flexon will return to his prior role as the Company’s Chief Financial Officer and John Ragan will serve as the Company’s Chief Operating Officer. A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference.

Mr. Flexon, 50, served as the Company’s Chief Financial Officer from March 2004 to March 2008, at which point he assumed the role of Chief Operating Officer. Prior to joining the Company, from June 2000 to March 2004, Mr. Flexon was Vice President, Corporate Development & Work Process and Vice President, Business Analysis and Controller of Hercules, Inc.

John Ragan, 49, served as the Company’s Executive Vice President and Regional President, Northeast since December 2006. Prior to joining the Company, Mr. Ragan was Vice President of Trading, Transmission, and Operations at FPL Energy in 2006 and also served as Vice President of Business Management for FPL Energy’s Northeast Region from August 2005 through July 2006. Prior to this, Mr. Ragan served as General Manager – Containerboard and Packaging for Georgia Pacific Corporation from October 2004 through July 2005. Prior to this, Mr. Ragan served in increasing roles of responsibility for Mirant Corporation from 1996 through 2004, serving as Senior VP and Chief Executive Officer of Mirant Corporation’s International Group from August 2003 to July 2004. As Chief Operating Officer, Mr. Ragan’s 2009 base salary will be $480,000.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release dated February 18, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

February 19, 2009	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: Sr. Vice Pres. & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 18, 2009